DREYFUS PREMIER GNMA FUND, INC.
                            Registration No. 811-4215


                                Sub-Item 77Q1(a)

On November 6, 2006, the Fund's Board of Directors unanimously approved the name change of Dreyfus GNMA Fund, Inc. to Dreyfus Premier GNMA Fund, Inc., a description of which appears in the Registrant's Articles of Amendment, incorporated by reference to Exhibit (a)(3) of Post-Effective Amendment No. 32 the Registrant's Registration Statement on Form N-1A, filed on August 28, 2007.